Exhibit 99.1

Astra Announces Redemption of All Outstanding Public Warrants and Private Placement Warrants

Alameda, CA – November 26, 2021 – Astra Space, Inc. (“Astra” or the “Company”) (Nasdaq: ASTR), today announced that it will redeem all of its outstanding Redeemable Warrants (as defined below) to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), that were issued under the Warrant Agreement, dated August 4, 2020 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent and transfer agent, as a part of units sold in the Company’s initial public offering (the “Offering”) and that remain outstanding (the “Public Warrants”) at 5:00 p.m. New York City time on December 27, 2021, for a redemption price of $0.10 per Redeemable Warrant (the “Redemption Price”). In addition, the Company will redeem all of its outstanding warrants to purchase Class A common stock that were issued under the Warrant Agreement in a private placement simultaneously with the Offering (the “Private Placement Warrants” and, together with the Public Warrants, the “Redeemable Warrants”) on the same terms as the outstanding Public Warrants.

Under Section 6.2 of the Warrant Agreement, the Company is entitled to redeem not less than all of the outstanding Redeemable Warrants at a Redemption Price of $0.10 per Redeemable Warrant; provided that the last reported sales price of the Class A common stock has been at least $10.00 per share on the trading day prior to the date on which notice of redemption is given; and further provided that there is an effective registration statement covering the shares of Class A common stock issuable upon exercise of the Redeemable Warrants and a current prospectus relating thereto, available through the Redemption Date. On November 24, 2021, the last reported sales price of a share of the Company’s Class A common stock was $10.47.

The Redeemable Warrants may be exercised by the holders thereof until 5:00 p.m. New York City time on the Redemption Date to purchase fully paid and non-assessable shares of Class A common stock underlying such Redeemable Warrants. As permitted by the Warrant Agreement, the holders of the Redeemable Warrants are required to exercise the Redeemable Warrantson a “cashless basis,” such that the exercising holder will receive a number of shares of Class A common stock to be determined in accordance with the terms of Section 3.3.1(b).

Alternatively, holders of Redeemable Warrants may elect to receive, in lieu of the Redemption Price and in lieu of exercising the Redeemable Warrants on a “cashless basis,” 0.25226 shares of Class A common stock per Warrant, which number of shares of Class A common stock was determined by reference to the table set forth in Section 6.2 of the Warrant Agreement.

Any Redeemable Warrants that remain unexercised at 5:00 p.m. New York City time on December 27, 2021, will be void and no longer exercisable, and the holders of those Redeemable Warrants will be entitled to receive only the redemption price of $0.10 per Redeemable Warrant.

None of Astra, its board of directors or employees has made or is making any representation or recommendation to any holder of the Redeemable Warrants as to whether to exercise or refrain from exercising any Redeemable Warrants.

The shares of Class A common stock underlying the Redeemable Warrants have been registered by the Company under the Securities Act of 1933, as amended, and are covered by a registration statement filed on Form S-1 with, and declared effective by, the Securities and Exchange Commission (Registration No. 333-257930). The SEC maintains an Internet website that contains a copy of this prospectus. The address of that site is www.sec.gov. Alternatively, you can obtain a copy of the prospectus from the Company’s investor relations website at https://investor.astra.com.

Questions concerning redemption and exercise of the Redeemable Warrants can be directed to:

Continental Stock Transfer & Trust Company,

1 State Street, 30th Floor,

New York, NY 10004,

Attention: Reorganization Department

Telephone: (212) 509-4000

Email: compliance@continentalstock.com

For a copy of the notice of redemption, please visit the Company’s investor relations website at https://investor.astra.com.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer of any of Astra’s securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Astra

Astra’s mission is to improve life on Earth from space by creating a healthier and more connected planet. Today, Astra offers the one of the lowest cost-per-dedicated-orbital-launch service of any operational launch provider in the world. Astra completed its first commercial orbital launch in November 2021, making it one of the fastest U.S. companies in history to reach this milestone. Astra is based in Alameda, California, and was founded in 2016. Astra (NASDAQ: ASTR) was the first space launch company to be publicly traded on Nasdaq. Visit www.astra.com to learn more about Astra.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “can,” “could,” “should,” “would,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “objective,” “plan,” “seek,” “grow,” “target,” “if,” “continue” or the negative of these words or other similar terms or expressions that concern Company’s expectations, strategy, priorities, plans or intentions. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from results expressed or implied in this press release, including but not limited to the risks and uncertainties contained in the Risk Factors section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 13, 2021, and Amendment No.1 of Form 10-Q filed with SEC on October 22, 2021.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Company’s control and are difficult to predict. The forward-looking statements included in this press release speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments.

When the Company uses the phrase “commercial orbital launch,” it means a launch conducted under an FAA Commercial Launch License.

Contact Information

Investor Contact:

Dane Lewis

investors@astra.com

Media Contact:

Kati Dahm

kati@astra.com

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